Exhibit 99.2

FANTOM II Trial: Safety & Performance Study of the Fantom Sirolimus-Eluting Bioresorbable Coronary Scaffold – 24-Month Follow-up Clinical Outcomes Final Results

Yuichi Saito, Georgios Bouras, Alexandre Abizaid, Matthias Lutz, Didier Carrié, Joachim Weber-Albers, Darius Dudek, Jeffrey Anderson, Alexandra Lansky

From Yale University School of Medicine and Yale Cardiovascular Research Center, CT

Background

Bioresorbable vascular scaffolds (BRS) may help restore normal vessel reactivity, positive remodeling, and reduce chronic inflammation. However, 1st generation BRS had some safety concerns.[1]

Methods

Fantom BRS (REVA Medical)





Fantom
Absorb
Xience

- ✓ **Thin struts:** 125 µm
- ✓ **Sirolimus-eluting:** completely resorption ~4 years
- ✓ **Best-in-class radial strength**
- ✓ **Minimal fracture risk:** can be expanded 0.75 mm above nominal [2]
- ✓ **Radiopaque:** tyrosine polycarbonate (Tyrocore™)
- ✓ **Stable:** for room temperature shipping and storage

FANTOM II Trial

- 240 patients in 2 cohorts
- 2.5 to 3.5 mm vessels
- Lesion length ≤ 20 mm
- Angiographic follow-up (6 and 9 months)
- Serial imaging sub-study (24 and 48 months)
- IVUS and OCT sub-study
- Independent assessment for images and events
- Here, we present angiographic analysis in cohort A, and clinical endpoints in total cohorts at 6 and 24 m.



Study Population
N = 240 patients form 28 clinical centers
Cohort A (n=117)
Cohort B (n=123)
Clinical Follow-up at 6 M
6 M Angiographic Follow-up (n=100)
9 M Angiographic Follow-up (n=105)
24 M Angiographic Follow-up (n=36)
48 M Angiographic Follow-up
Annual Clinical Follow-up through 5 years

Results

Patient Characteristics

Variable	All patients (n=240)
Age (years)	62.7±10.1
Male	169 (70%)
Hypertension	177 (74%)
Diabetes	57 (24%)
Hyperlipidemia	170 (71%)
Current/former smoker	143 (60%)
Prior PCI	105 (44%)
Prior CABG	7 (3%)
Prior MI	63 (26%)

Lesion Characteristics

Variable	All lesions (n=238)
Total lesion location	
LAD	116 (49%)
LCX	74 (31%)
RCA	48 (20%)
ACC/AHA Lesion Class	
Type A	44 (19%)
Type B1	118 (50%)
Type B2	70 (29%)
Type C	6 (3%)

Acute Procedural Outcomes

Acute Technical Success (1)	95.8%
Acute Procedural Success (2)	99.1%
Clinical Procedural Success (3)	99.6%

(1) Defined as successful delivery and deployment of the intended scaffold in the intended lesion without device related complications.
(2) Defined as acute technical success (see definition above), resulting in a residual stenosis of ≤50% with no immediate (in-hospital) MACE.
(3) Defined as acute procedural success (see definition above), with no MACE 30 days post-intervention and with a final diameter stenosis ≤50%

Clinical Endpoints (modified ITT): non-Hierarchical	6 Months (n = 240)	24 Months (n=240)
MACE	2.1% (5)	5.0% (12)
Cardiac Death	0.4% (1)	0.8% (2)
MI	1.3% (3)	1.7% (4)
Target Vessel		1.3% (3)
Non-Target Vessel		0.4% (1)
Clinically Driven TLR	0.8% (2)	2.9% (7)

In-Scaffold Analysis	Baseline (n=238)	Cohort A 6 Mo. (n=100)	Cohort A 24 Mo. (n=36)
RVD (mm)	2.71±0.37	2.70±0.36	2.67±0.33
MLD (mm)	0.82±0.31	2.23±0.41	2.18±0.48
Diameter Stenosis (%)	69.5±11.0	15.3±15.2	15.1±17.9
Acute Gain (mm)	1.68±0.41		
Acute Recoil (%)	4.0±8.3		
Mean LLL (mm)		0.25±0.40	0.23±0.49
In-Segment Analysis			
Mean LLL (mm)		0.17±0.34	0.21±0.49

There were 2 definite or probable scaffold thrombosis (0.8%), 1 in sub-acute and 1 in very late.

Conclusion

FANTOM II demonstrates safe and stable performance of the Fantom BRS at 24 months

Reference: 1. EuroIntervention. 2017;13:734-50. 2. JACC Cardiovasc Interv. 2017;10:1832-8.